UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2026

THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)

(978) 910-1486
(Registrant’s telephone number, including area code)

Not Applicable
(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2026, Jesse Channon, the President of The Cannabist Company Holdings Inc. (the “Company”), resigned his employment position with the Company, effective April 1, 2026. In connection with his resignation, the Company and Mr. Channon entered into a Consulting Engagement Agreement, dated April 1, 2026 (the “Consulting Agreement”), as further described below.

Through the Consulting Agreement, Mr. Channon will provide certain corporate services to the Company in a non-employee consultant capacity. Mr. Channon joined the Company as an employee in 2019 as the Chief Growth Officer prior to becoming its Chief Commercial Officer and then President. Pursuant to the Consulting Agreement, the Company will pay Mr. Channon $10,000 per month. The initial term of the Consulting Agreement is from April 2, 2026, to July 3, 2026, and may continue until modified or terminated on its terms. The Consulting Agreement also contains customary confidentiality provisions.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as an Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

No.	Description

10.1	Consulting Engagement Agreement, dated April 1, 2026, among The Cannabist Company Holdings Inc., and Jesse Channon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: April 7, 2026